UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 5, 2010

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 5, 2010, Level 3 Communications, Inc. (“Level 3”) issued a press release relating to, among other things, certain fourth quarter and certain full year 2009 financial projections. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K.

Some of the statements made in Exhibit 99.1 are forward-looking in nature. These statements are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to the company’s ability to: successfully integrate acquisitions; increase the volume of traffic on the network; defend intellectual property and proprietary rights; develop new products and services that meet customer demands and generate acceptable margins; successfully complete commercial testing of new technology and information systems to support new products and services; attract and retain qualified management and other personnel; and meet all of the terms and conditions of debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 8.01.  Other Events

Private Offering

On January 5, 2010, Level 3 issued a press release announcing that its wholly owned, first tier subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”), plans to issue $640 million aggregate principal amount of senior notes that will mature in 2018 and will bear interest at a fixed rate in a proposed private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

The press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

On January 6, 2010, Level 3 issued a press release announcing that Level 3 Financing agreed to sell $640 million aggregate principal amount of 10.00% Senior Notes due 2018 in a private offering to qualified institutional buyers and to non-U.S. persons outside the United States under Regulation S.

The press release is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference as if set forth in full.

Tender Offer

On January 5, 2010, Level 3 issued a press release announcing that Level 3 Financing has commenced a tender offer to purchase for cash any and all of the $550 million in aggregate principal amount outstanding of its 12.25% Senior Notes due 2013 (the “Tender Offer”).

In connection with the Tender Offer, Level 3 Financing is soliciting consents to certain proposed amendments to the indenture governing the 12.25% Senior Notes that are subject to the Tender Offer to eliminate substantially all of the covenants, certain repurchase rights and certain events of default and related provisions contained in the indenture.

The Tender Offer is subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase. It is a condition to the consummation of the Tender Offer that the holders of at least a majority of the outstanding aggregate principal amount of the 12.25% Senior Notes consent to the amendments to the indenture governing the notes.

This report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the 12.25% Senior Notes that are the subject of the Tender Offer. The Tender Offer may only be made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

The press release is filed as Exhibit 99.4 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

None

(b) Pro Forma Financial Information

None

(c) Shell Company Transactions

None

(d) Exhibits

99.1         Press Release dated January 5, 2010, relating to, among other things, certain fourth quarter and full year 2009 financial projections.

99.2         Press Release dated January 5, 2010, relating to the launching of the private offering of senior notes by Level 3 Financing, Inc.

99.3         Press Release dated January 6, 2010, relating to the pricing of the private offering of senior notes by Level 3 Financing, Inc.

99.4         Press Release dated January 5, 2010, relating to the launching of the tender offer by Level 3 Financing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date:  January 6, 2010

[Signature Page to Form 8-K]

Exhibit Index

Exhibit	Description

99.1	Press Release dated January 5, 2010, relating to, among other things, certain fourth quarter and full year 2009 financial projections.

99.2	Press Release dated January 5, 2010, relating to the launching of the private offering of senior notes by Level 3 Financing, Inc.

99.3	Press Release dated January 6, 2010, relating to the pricing of the private offering of senior notes by Level 3 Financing, Inc.

99.4	Press Release dated January 5, 2010, relating to the launching of the tender offer by Level 3 Financing, Inc.